Exhibit 3.2

Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT
OF
NATIXIS COMMERCIAL MORTGAGE SECURITIES LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”), dated as of December 15, 2016, of Natixis Commercial Mortgage Securities LLC (the “Company”), is entered into by Natixis Real Estate Capital LLC, as the sole equity member (the “Member”), and Ricardo Beausoleil, as the Springing Member and Independent Manager (as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §§ 18 101 et seq.), as amended from time to time (the “Act”) by the filing of its certificate of formation (as amended from time to time, the “Certificate of Formation”) with the Secretary of the State of the State of Delaware on October 6, 2016, under the name “Natixis Commercial Mortgage Securities LLC”;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member and the Springing Member hereby agree as follows:

ARTICLE I

 ORGANIZATIONAL AND OTHER MATTERS

Section 1.1     Name.  The name of the limited liability company formed hereby is Natixis Commercial Mortgage Securities LLC.

Section 1.2     Principal Business Office.  The principal business office of the Company shall be located at 1251 Avenue of the Americas, New York, New York 10020, or such other location as may hereafter be determined by the Member.  The Company may have such other or additional offices, either within or without the State of Delaware, as the Member shall deem advisable.

Section 1.3     Registered Office.  The address of the registered office of the Company in the State of Delaware is Natixis Commercial Mortgage Securities LLC c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 1.4     Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 1.5     Member.

(a)     The mailing address of the Member is set forth on Schedule B attached hereto.

(b)     Subject to Section 4.1, the Member may act by written consent.

Section 1.6    Certificates.  Katie McShane, as an “authorized person” within the meaning of the Act, has previously executed, delivered and caused the Certificate of Formation of the Company to be filed with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.  By its execution and delivery of this Agreement, the Member hereby ratifies the designation of Katie McShane as an “authorized person” within the meaning of the Act and the formation of the Company under the provisions of the Act pursuant to the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and confirms its admission to the Company as the initial Member.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

ARTICLE II

 PURPOSES AND POWERS

Section 2.1     Purposes.  Subject to Section 4.1, the sole purposes of the Company are to engage in only the following activities:

(a)     To acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables (each and collectively, for so long as it is owned by the Company, a “Permitted Holding”), to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities (“Securities”), to exercise all powers enumerated in the Act and to engage in any and all activities relating to the foregoing or arising therefrom or reasonably necessary, customary, convenient or incidental thereto, and to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

(b)     The Company, by or through the Member, any Director or any Officer on behalf of the Company, may enter into, deliver and perform documents, agreements, certificates or financing statements contemplated by or related to its objects and purposes set forth in Section 2.1(a), all without any further act, vote or approval of the Member or any Director or Officer, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of Member or any Director or Officer to enter into any other agreements on behalf of the Company.

Section 2.2     Powers.  Subject to Section 2.3 and 4.1 and in order to carry out its purposes, the Company, the Board of Directors and the Officers, on behalf of the Company, (i) shall have and exercise, and are hereby empowered and authorized to exercise, all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 2.1(a) and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 2.3     Certain Restrictions on Powers and Activities.

Notwithstanding any other provision of this Agreement, except upon receipt of a Rating Agency Confirmation, the Company shall not do any of the following: (i) engage in any business or activity other than those set forth above in Section 2.1(a); (ii) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, (iii) consolidate or merge with or into any other entity, (iv) except as set forth in Article 11, permit the transfer of a limited liability company interest in the Company; or (v) take any other action in furtherance of any action listed in clauses (i)-(iv) above.  In addition, the Company’s activities shall be limited in the manner set forth in Section 4.1.  A Member shall be deemed to have consented to the foregoing limitations by virtue of such Member’s acquisition of its limited liability company interest, with no further act or deed of the Member being required to evidence such consent.

ARTICLE III

 MANAGEMENT OF THE COMPANY

Section 3.1     Management.

(a)     Board of Directors.  Subject to Section 4.1 the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors.  The Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors.  The initial number of Directors shall be five (5).  Each Director elected, designated or appointed shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation or removal.  Each Director shall execute and deliver the Management Agreement.  A director need not be a Member.

(b)     Independent Manager.  Notwithstanding the foregoing or anything to the contrary contained herein, at all times from and after the date of execution of this Agreement, the Company shall have at least one Independent Manager.  Any vote requiring the unanimous consent of the Board of Directors may not be taken unless there is at least one Independent Manager eligible to vote on the action.  To the fullest extent permitted by law, including Section  18‑1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section  4.1(b).  Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the

Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Managers shall not have any fiduciary duties to the Member, any Officer or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Independent Manager shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Notwithstanding any other provision of this Agreement to the contrary, the Independent Manager, in its capacity as an Independent Manager, may only act, vote or otherwise participate in those matters referred to in Section 4.1(b) or as otherwise specifically required by this Agreement.  No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the Management Agreement.  Upon the resignation, death or other event whereby the Independent Manager ceases to be a manager or independent from the Company, a new Independent Manager shall be promptly appointed.  The Independent Manager shall execute and deliver the Management Agreement.  The initial Independent Manager is Ricardo Beausoleil.

(c)     Officers.  The Officers of the Company shall be appointed by the Board and shall have the duties and responsibilities customarily associated with such office and as set forth in Article V.  All Officers shall be subject to the supervision and direction of the Board.   Any Officer appointed by the Board may be removed by the Board at any time with or without cause.  Any Officer may resign at any time upon written notice to the Secretary or Board.  The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation.

Section 3.2     Powers.

(a)     Subject to Section 4.1 the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Section 2.1 the Board of Directors has the authority to bind the Company.

(b)     Standard of Care.  In exercising his or her rights under the Agreement, a Director shall to the fullest extent permitted by law, including Section 18-1101(c) of the Act, consider only the interest of the Company, including its creditors, in acting or voting on the matters referred to in Section 4.1(b).  Except as provided in the immediate preceding sentence of this Section 3.2 (b), in exercising his or her rights and performing his or her duties under this Agreement, a Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

Section 3.3     Meetings of the Board of Directors.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram, electronic mail or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors or of the Member.

Section 3.4     Quorum; Acts of the Board.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  Each Director present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting and without prior notice if written consents, setting forth the action so taken, are executed by members of the Board or committee, as the case may be, representing the minimum number of votes that would be necessary to authorize or to take such action at a meeting of the Board or committee permitted to vote were present and voted.  Written consent includes consent by means of facsimile or electronic mail or any other electronic means, and the evidence of consent shall be filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 3.5     Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the Meeting shall be deemed to be held at the principal place of business of the Company.

Section 3.6     Committees of Directors.

(a)     Designation.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)     Voting.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)     Power and Authority.  Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(d)     Executive Committee.  Not in limitation of the powers granted to the Directors of the Company under this Agreement but in furtherance thereof, a subset of the Directors appointed by the Board, acting as a committee of the Board (the “Executive Committee”) may exercise all of the right, power and authority vested in the Board by this Agreement or the Act to manage, operate and control the business and affairs of the Company, other than with respect to actions by the Company for which this Agreement expressly requires the unanimous consent or approval of the Directors or the consent and approval of the Member.

Section 3.7     Removal/Appointment of Directors.  Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed, with or without cause, at any time and from time to time by the Member and, subject to Section 5.1, any vacancy caused by any such removal or otherwise (including the death, incapacity or resignation of a Director) may be filled by action of the Member.

Section 3.8     Directors as Agents; Interests of Certain Persons.  To the extent of their powers set forth in this Agreement, and subject to Section 4.1, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement, no individual Director may bind the Company.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Directors shall be required, in the exercise of their reasonable business judgment, to consider the interests of the creditors of the Company in taking or authorizing any action on behalf of the Company.

ARTICLE IV

 SEPARATENESS REQUIREMENTS

Section 4.1     Limitations on the Company’s Activities.  This Section 4.1 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”:

(a)     The Member shall not amend, alter, change or repeal Articles 2, 4, 10, 11 or 12, Sections 1.1, 1.6, 3.1(a), 3.1(c), 3.2, 3.4, 3.7, 3.9, 7.2, 8.1(b), 9.1, 13.1, 13.2, 13.4, 13.5, 13.6 or 13.7, or Schedule A of this Agreement  (the “SPE Provisions”) except upon receipt of the Rating Agency Confirmation.  In the event of any conflict between any of the SPE Provisions and any other provision contained in this Agreement or in the Certificate of Formation, the SPE Provisions control.  Subject to this Section 4.1, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 13.7.

(b)     Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer, or any other Person, neither the Member nor the Board nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior written consent of the Member, the unanimous written consent of the Board, and the written consent of the Independent Manager, to take any Material Action, provided, however, that none of the foregoing actions shall be consented to unless there is at least one Independent Manager then serving in such capacity.

(c)     The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises.  During the existence of the Company, the Board also shall cause the Company at all times to and the Company shall:

(1)     maintain its own separate books and records and bank accounts separate from those of any other Person;

(2)     at all times hold itself out to the public as a legal entity separate from the Member, other Affiliates and any other Person;

(3)     have its Board composed differently from that of the Member;

(4)     file its own tax returns, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns, (b) not treated as a division (for tax purposes) of another taxpayer, or (c) not disregarded for tax purposes; and pay any taxes so required to be paid under applicable law;

(5)     conduct its business in its own name;

(6)     maintain financial statements separate from those of any other Person (except that the Company may also be listed on the financial statements of another Person where required by the accounting standards such Person is subject to);

(7)     except for certain overhead and transaction costs that are allocated on a reasonable basis among the Company and certain of its Affiliates, pay its own liabilities from its own funds and pay the salaries of its own employees, if any;

(8)     maintain an arm’s-length relationship with its Affiliates and the Member and any other parties furnishing services to the Company;

(9)     participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods, or services provided to multiple entities;

(10)   use stationery, invoices, wire transfers and checks (if applicable) bearing its own name separate from those of the Member or Affiliates;

(11)   deposit all of its funds in checking accounts, savings accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name;

(12)   observe all limited liability company formalities necessary to maintain its identity as an entity separate and distinct from the Member and all of its other Affiliates;

(13)   hold title to its assets in its own name;

(14)   correct any known misunderstanding regarding its separate identity;

(15)   maintain adequate capital and a sufficient number of employees in light of its contemplated business purpose, transactions and liabilities;

(16)   cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and

(17)   cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(d)     During the life of the Company, the Board shall not cause or permit the Company at any time to and the Company shall not:

(1)     commingle its funds or other assets with those of any other Person;

(2)     guarantee or become obligated for the debts of any other entity or hold its credit as being available to satisfy the obligations of any other Person;

(3)     pledge any of its assets for the benefit of any other Person, except that it may pledge one or more of the Permitted Holdings as security for “repo” or similar financing that provides for no recourse beyond the assets of the Company;

(4)     engage, directly or indirectly, in any business other than that arising out of the actions required or permitted to be performed under Section 2.1 or this Section 4.1;

(5)     incur, create or assume any indebtedness, other than indebtedness with the sole recourse to assets of the Company, except that it may pledge one or more of the Permitted Holdings as security for “repo” or similar financing that provides for no recourse beyond the assets of the Company;

(6)     make or permit to remain outstanding any loan or advance to any other Person;

(7)     to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such transfers as are conducted in connection with the deposit of mortgage loans into trust funds in accordance with Section 2.1(a);

(8)     identify its Members or any of its Affiliates as a division or part of it or itself as a division or part of any of them (except for inclusion of the Company in consolidated financial statements in accordance with GAAP or for tax purposes);

(9)     engage (either as transferor or transferee) in any material transaction with any Affiliate other than for fair value and on terms similar to those obtainable in arm’s-length transactions with unaffiliated parties, or engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any entity;

(10)   engage in any business activity other than as stated in Section 2.1 of this Agreement; or

(11)   own any asset or property other than (i) the Permitted Holding, and (ii) incidental personal property related to or arising from the ownership of the Permitted Holding.

Section 4.2     Member Covenants.  During the life of the Company, the Member will:

(a)     observe all customary formalities necessary to maintain its identity as an entity separate and distinct from the Company and all of its other Affiliates; and

(b)     hold itself out as a separate and distinct entity from the Company and not identify the Company as a division of the Member.

ARTICLE V

 OFFICERS

Section 5.1     Officers.  The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Chief Financial Officer and a Secretary. The Board may also choose one or more Vice Presidents.  Any number of offices may be held by the same person.  The Officers of the Company shall hold office until their successors are chosen and qualified.  The Officers and agents elected or appointed in accordance with the provisions hereof and designated in Sections 5.1(a)-(d) hereof may be removed at any time, with or without cause, by a majority vote of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.

(a)     President.  The President shall be the chief executive officer of the Company and shall, subject to the direction of the Board, be responsible for the general and active management of the business, affairs and property of the Company.  In general, the President shall perform all duties incidental to the office of President.  The President is authorized to execute all contracts on behalf of the Company, except where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

(b)     Vice President.  Each Vice President is authorized to execute all contracts, agreements, verifications, tax returns, financial statements, and any and all additional documents related to their respective areas of responsibility on behalf of the Company, except where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

(c)     Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital, and, in general, shall perform all the duties incidental to the office of the Chief Financial Officer.  The Chief Financial Officer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company.  The Chief Financial Officer shall perform such other duties as may be prescribed by the Board. The Chief Financial Officer is authorized to execute all contracts on behalf of the Company, except where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

(d)     Secretary/Assistant Secretary.  The Secretary or any Assistant Secretary shall be responsible for filing legal documents and maintaining the records for the Company as required by statute or this Agreement.  The Secretary or any Assistant Secretary shall attend all meetings of the Board, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary or any Assistant Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and of the Board, and shall perform such other duties incident to the foregoing or as may be prescribed by the Board under whose supervision the Secretary and Assistant Secretaries shall serve.

(e)     Subordinate Officers and Agents.  The Board may from time to time appoint such other officers and agents, or may authorize any Officer designated in Section 5.1(a)-(d) hereof to appoint such other officers and agents, as it may deem necessary or advisable, to hold office for such terms, and to exercise such powers and perform such duties as the Board, or such other Officer, may from time to time determine.

Section 5.2     Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 4.1, the actions of the Officers taken in accordance with such powers shall bind the Company.

Section 5.3     Duties of Board and Officers.  Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 5.4     Member Not Agent.  The Member shall have no authority to bind the Company or act in the name of and for the Company solely by virtue of being a Member of the Company, but only as expressly provided in this Agreement.

ARTICLE VI

 LIMITATION ON LIABILITY

Section 6.1     Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Directors, or any stockholders, directors, partners, officers, agents or employees of the Member or any Director, shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being such Member, Director, stockholder, director, partner, officer, agent or employee.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not affect the status of the Company as a separate legal entity and shall not be grounds for imposing personal liability on the Member, the Directors, or any stockholder, director, partner, officer, agent or employee of any Member or Director of the Company for liabilities of the Company.

ARTICLE VII

 CAPITAL CONTRIBUTIONS; ALLOCATIONS

Section 7.1     Capital Contributions.  The Member has contributed or has directed to be contributed to the Company property of an agreed value as listed on Schedule B attached hereto.  In accordance with Section 12(b), the Special Member shall not be required to make any capital contributions to the Company.

Section 7.2     Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 7.2, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.  No interest shall accrue on any contribution and the Member shall not have the right to withdraw or resign or be repaid any contribution except as provided in this Agreement.

Section 7.3     Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated to the Member.

ARTICLE VIII

 DISTRIBUTIONS

Section 8.1     Distributions.

(a)     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.

(b)     Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

ARTICLE IX

 ACCOUNTS AND REPORTING MATTERS

Section 9.1     Books and Records.  The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Secretary.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor shall be an independent public accounting firm selected by the Member.

Section 9.2     Other Business.  The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

ARTICLE X

 EXCULPATION AND INDEMNIFICATION

Section 10.1   Exculpation and Indemnification.

(a)     Neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct.

(b)     To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s willful misconduct with respect to such acts or omissions.

(c)     To the fullest extent permitted by applicable law, expenses (including legal fees and disbursements) incurred by a Covered Person defending any claim, demand, action, or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 10.1.

(d)     A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)     To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)     The foregoing provisions of this Section 10.1 shall survive any termination of this Agreement.

(g)     Notwithstanding any other provision of this Agreement, any claim for indemnity under this Agreement shall be nonrecourse.

ARTICLE XI

 TRANSFER OF INTEREST; RESIGNATION AND ADMISSION OF MEMBERS

Section 11.1   Assignments of Limited Liability Company Interest.

The Member may assign in whole or in part its limited liability company interest in the Company.  If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 11.1, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 11.2  Resignation.  During the life of the Company, the Member may not resign unless the Rating Agency Confirmation is satisfied and if an additional member of the Company shall be admitted to the Company, subject to Section 11.3 hereof, upon its execution of an instrument signifying an agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 11.3  Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

ARTICLE XII

 DISSOLUTION

Section 12.1   Dissolution.

(a)     The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner required under Section 12.1(b) or this Section 12.1(a) or permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)     Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 11.1 or the resignation of the Member and the admission of an additional member of the Company pursuant to Section 11.2) (a “Member Cessation Event”), the Springing Member shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.   It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time.  No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member.  The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  The Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of the Special Member, the Springing Member shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, the Person designated a Springing Member shall not be a member of the Company.  The Company shall at all times have a Springing Member (which may not be a natural person).  No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement.  In the event of a vacancy in the position of the Springing Member, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy.  By signing this Agreement, the Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

(c)     Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 11.1 or (ii) the resignation of the Member and the admission of an additional Member of the Company pursuant to Section 11.2), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(d)     Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member, Special Member or any additional member shall not cause the Member, Special Member, or any additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(e)     Notwithstanding any other provision of this Agreement, each of the Member, the Special Member, or any additional member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member, the Special Member, or any additional member, or the occurrence of an event that causes the Member, the Special Member, or any additional member to cease to be a member of the Company.

(f)     In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(g)     The Company shall terminate when (i) all of the remaining assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

ARTICLE XIII

 MISCELLANEOUS

Section 13.1     Waiver of Partition; Nature of Interest.  Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member, the Special Member, the Springing Member and any additional member admitted to the Company hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall (solely by virtue of its status as Member) not have the status of a creditor with respect to any distribution pursuant to Section 8.1 hereof.  The interest of the Member in the Company is personal property.

Section 13.2   Benefits of Agreement; No Third-Party Rights.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 13.5).

Section 13.3   Severability Of Provisions; Inconsistency with the Act.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.  It is the intention of the parties that any provision hereof that is inconsistent with the provisions of the Act be given effect to the maximum extent permitted under the Act.

Section 13.4   Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 13.5   Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including without limitation Articles 1, 3, 4, 10, 11, and 12 and Sections 13.2 and 13.7 constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager, in accordance with its terms.  In addition, the Independent Manager shall be an intended beneficiary to this Agreement.

Section 13.6   Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 13.7   Amendment.  Subject to Section 4.1, this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member, for so long as any Permitted Holding is outstanding, this Agreement may not be modified, altered, supplemented or amended unless Rating Agency Confirmation is obtained, except: (i) to cure any ambiguity, or (ii) to modify or supplement any provision in a manner consistent with the intent of this Agreement.

Section 13.8   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 13.9   Notices.  Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 1.2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 13.10  Effectiveness.  This Agreement shall be effective upon execution and delivery by the Member.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the 15th day of December, 2016.

MEMBER:

NATIXIS REAL ESTATE CAPITAL LLC

By:	/s/ Jerry Tang
Name: Jerry Tang
Title: Director

By:	/s/ Gregory A. Murphy
Name: Gregory A. Murphy
Title: Managing Director

SPRINGING MEMBER/ INDEPENDENT MANAGER:

RICARDO BEAUSOLEIL

By:	/s/ Ricardo Beausoleil

SCHEDULE A

Definitions

(A)  Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” means the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.), as amended from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a familial relationship, by blood, marriage, or otherwise with the Company or any Affiliate of the Company.

“Agreement” means this Limited Liability Company Agreement, together with the schedules attached hereto, as amended, restated, or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization. arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement. composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed. or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 6, 2016, as amended and restated from time to time.

Schedule A-1

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.

“Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 10.1(a).

“DBRS” means DBRS, Inc., or its successor in interest.

“Directors” means the directors elected to the Board of Directors from time to time by the Member.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 18 101(10) of the Act.

“Executive Committee” has the meaning set forth in Section 3.6(d).

“Fitch Ratings” means Fitch, Inc., or its successor in interest.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Global Securitization Services, LLC or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Member, in each case, that is not an Affiliate of the Company and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a)     a member, partner, equityholder, manager, director, officer or employee of the Company, the Member, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Company or an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required by a creditor to be a single purpose bankruptcy remote entity,   provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b)     a creditor, supplier or service provider (including provider of professional services) to the Company, the Member or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Company, the Member  or any of its Affiliates in the ordinary course of its business);

(c)     a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

Schedule A-2

(d)     a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Manager of the Company, provided that the fees that such individual earns from serving as an Independent Manager of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions of this Agreement.

“KBRA” means Kroll Bond Rating Agency, Inc., or its successor in interest.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C.  The Management Agreement shall be deemed incorporated into, and part of, this Agreement.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, or except as required by applicable law, to admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, to take action in furtherance of any of the foregoing.

“Member” means Natixis Real Estate Capital LLC, as the sole member of the Company, together with any Person admitted as an additional member or a substitute member of the Company pursuant to the terms of this Agreement, provided that the term “Member” shall not include the Special Member or the Springing Member.

“Moody’s” means Moody’s Investors Service, Inc., or its successor in interest.

“Morningstar” means Morningstar Credit Ratings, LLC., or its successor in interest.

Schedule A-3

“Non-Consolidation Opinion” is an opinion that, subject to certain assumptions and qualifications, if the Member were to become insolvent, the assets and liabilities of the Company would not be substantively consolidated with those of the Member.

“Officer” means an officer of the Company described in Section 5.1.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.

“Rating Agency” means any of DBRS, Fitch Ratings, KBRA, Moody’s, Morningstar or S&P, or any other nationally recognized statistical rating agency then rating any Securities.

“Rating Agency Confirmation” means written confirmation, from each Rating Agency that assigned a rating to any security that was conditioned on the receipt of a Non-Consolidation Opinion, so long as such Non-Consolidation Opinion is required, as a result of or in connection with the transfer of one or more Permitted Holdings to the Company, to the effect that the proposed transaction or action in respect of which such written confirmation is sought would not cause the ratings, if any, assigned by each such Rating Agency to any of such securities to be qualified, downgraded or withdrawn.  For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for Rating Agency Confirmation hereunder, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement.  For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder and the condition for Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“SPE Provisions” has the meaning set forth in Section 4.1(a).

“Special Member” means the Springing Member who (i) has automatically become a member of the Company with no economic interest in the Company upon the dissolution, withdrawal or other event that causes the last remaining member of the Company to become disassociated from the Company and (ii) will cease to be a member of the Company upon the admission of a new member.

Schedule A-4

“Special Purpose Entity” means an entity, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness that are substantially similar to the SPE Provisions of this Agreement.

“Springing Member” means each Person who executes a counterpart to this Agreement agreeing to become a member of the Company with no economic interest in the Company upon the dissolution, withdrawal or other event that causes the last remaining Member of the Company to become disassociated from the Company in order that at all times the Company shall have at least one member.

(B)  Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

Schedule A-5

SCHEDULE B

Member Information

Name and Address of Member	Cash Contributions	Fair Market Value of Contributed Property	Less Debt Assumed or Taken Subject to by Company	Net Agreed Value of Contributed Property	Percentage Interest
Natixis Real Estate Capital LLC, 1251 Avenue of the Americas, New York, New York 10020	$100	N/A	N/A	N/A	100%

Schedule B-1

SCHEDULE C

Management Agreement

December  15, 2016

Natixis Commercial Mortgage Securities LLC
1251 Avenue of the Americas
New York, New York 10020

Re:  Management Agreement

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned persons, who have been designated as directors or an independent manager, as applicable, of Natixis Commercial Mortgage Securities LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, effective as of December 15, 2016 (as it may be amended or restated from time to time, the “LLC Agreement”), hereby agree as follows:

1.
Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) or an Independent Manager (as defined in the LLC Agreement), as applicable, under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director or an Independent Manager, as applicable, under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director or an Independent Manager, as applicable, is designated or until such person’s resignation, expulsion or removal as a Director or an Independent Manager, as applicable, in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.
Each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company. Nothing in this

Schedule C-1

Paragraph 2 shall be deemed to prevent or restrict any of the undersigned from performing such person’s duties and obligations as a Director or an Independent Manager under the LLC Agreement, including without limitation any fiduciary duties provided therein or arising under applicable law.

3.
THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS

  This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.
Schedule C-2

  IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Name:

Name:

Name:

Name:

Name: